UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 17, 2026

Date of Report (Date of earliest event reported)

YHN Acquisition I Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-42251	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2/F, Hang Seng Building 200 Hennessy Road, Wanchai Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 5499 8101

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, no par value, and one Right entitling the holder to receive one-tenth of an Ordinary Share	YHNAU	The Nasdaq Stock Market LLC
Ordinary Share	YHNA	The Nasdaq Stock Market LLC
Rights	YHNAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2026, YHN Acquisition I Limited (the “Company”) received a notification letter (the “Notification Letter on MVPHS”) from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company is not in compliance with the minimum Market Value of Publicly Held Shares (the “MVPHS”) set forth in Nasdaq Listing Rule 5450(b)(2)(C) for continued listing on Nasdaq, which requires a minimum MVPHS of $15,000,000 (the “MVPHS Requirement”), since the Company failed to meet the MVPHS Requirement for a period of 30 consecutive business days from March 5, 2026 to April 16, 2026. The Notification Letter on MVPHS has no immediate effect on the listing or trading of the Company’s Ordinary Shares on Nasdaq and, as of April 20, 2026, the Ordinary Shares will continue to trade on Nasdaq under the symbol “YHNA.”

The Notification Letter on MVPHS provides that pursuant to Nasdaq Listing Rule 5810(c)(3)(D), the Company has 180 calendar days, or until October 14, 2026, to regain compliance with Nasdaq Listing Rule 5450(b)(2)(C). To regain compliance, the minimum MVPHS must be at least $15,000,000 or more for a minimum of 10 consecutive business days prior to October 14, 2026. If the Company does not regain compliance by October 14, 2026, the Company will receive written notification from Nasdaq that its securities are subject to delisting. Alternatively, the Company may consider applying for a transfer to The Nasdaq Capital Market (the “Capital Market”). In order to transfer, the Company must submit an on-line transfer application, and meet the Capital Market’s continued listing requirements.

Additionally, on April 17, 2026, the Company received a separate notification letter (the “Notification Letter on MVLS”) from Nasdaq, indicating that the Company was no longer in compliance with the minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 required for continued listing on The Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”) since the Company failed to meet the MVLS Requirement for a period of 30 consecutive business days from March 5, 2026 to April 16, 2026. The Notification Letter on MVLS has no immediate effect on the listing or trading of the Company’s Ordinary Shares on Nasdaq and, as of April 20, 2026, the Ordinary Shares will continue to trade on Nasdaq under the symbol “YHNA.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has a period of 180 calendar days, or until October 14, 2026, to regain compliance with the MVLS Requirement. To regain compliance, the Company’s MVLS must close at $50,000,000 or more for a minimum of 10 consecutive business days prior to October 14, 2026. If the Company does not regain compliance by October 14, 2026, the Company will receive written notification from Nasdaq that its securities are subject to delisting. Alternatively, the Company may consider applying for a transfer to the Capital Market. In order to transfer, the Company must submit an on-line transfer application, and meet the Capital Market’s continued listing requirements.

The Company intends to monitor the MVPHS Requirement and MVLS Requirement of its Ordinary Shares and will consider implementing available options to regain compliance with the MVPHS Requirement and MVLS Requirement under the Nasdaq Listing Rules.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

Forward-Looking Statements

Certain information contained in this report consists of forward-looking statements for purposes of the federal securities law that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance or that the Company will regain compliance with the Nasdaq listing rules during any compliance period or in the future, or otherwise meet Nasdaq continued listing standards. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YHN Acquisition I Limited

Dated: April 20, 2026	By:	/s/ Poon Man Ka, Christy
	Name:	Poon Man Ka, Christy
	Title:	Chief Executive Officer

3